Exhibit 99.1

ScanSource Reports Results For Third Quarter 2012

FOR IMMEDIATE RELEASE

Contact:	Richard P. Cleys	or	Mary Gentry
	CFO		Director, Investor Relations
	ScanSource, Inc.		ScanSource, Inc.
	(864) 286-4358		(864) 286-4892

SCANSOURCE REPORTS THIRD QUARTER RESULTS

Quarterly sales results grow 15% over prior year

GREENVILLE, SC — April 26, 2012 — ScanSource, Inc. (NASDAQ:SCSC), the leading international distributor of AIDC (automatic identification and data capture), point of sale, communications, and physical security products for the reseller market, today announced complete financial results for its third quarter ended March 31, 2012.

Quarter ended March 31, 2012:

Net sales	$707.9 million
Net income	$14.8 million
Diluted EPS	$0.53 per share

“Results for the quarter were in line with our expectations, with strong performance in our North America Barcode and Security units offsetting weak results in our International businesses,” said Mike Baur, CEO, ScanSource Inc. “Each of our North American business units had double-digit sales growth, while our International segment, excluding the addition of our acquisition in Brazil, had a single-digit decline over prior year’s sales.”

For the quarter ended March 31, 2012, net sales increased 15.4% to $707.9 million compared to $613.5 million in the prior year quarter. Operating income decreased by 15.7% to $21.5 million from $25.5 million in the same period last year. Net income decreased 10.8% to $14.8 million for the quarter ended March 31, 2012 versus $16.5 million in the prior year. The effective tax rate for the quarter decreased to 32.3% in the current quarter from 34.0% in the prior year quarter. Diluted earnings per share decreased 11.7% to $0.53 in the current quarter compared to $0.60 in the prior year quarter.

ScanSource Reports Results For Third Quarter 2012

Outlook for Next Quarter

The Company announced its current expectations for the fourth quarter of fiscal 2012. ScanSource expects that net revenues for the quarter ending June 30, 2012 could range from $780 million to $800 million, and diluted earnings per share could be in the range of $0.60 to $0.64 per share.

Webcast Details

ScanSource will present additional information about its financial results and outlook on a conference call today at 5:00 p.m. (ET). A webcast of the call will be available for all interested parties and can be accessed at www.scansourceinc.com (Investor Relations section). The webcast will be available for replay for 30 days.

Safe Harbor Statement

This press release contains comments that are “forward-looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, factors affecting our expanded operations in emerging markets, such as Brazil, that expose us to greater political and economic volatility than our operations in established markets; the results of purchase accounting; macroeconomic circumstances that could impact our business, such as currency fluctuations; continued adverse capital and credit market conditions; and an economic downturn. For more information

ScanSource Reports Results For Third Quarter 2012

concerning factors that could cause actual results to differ from anticipated results, see the Company’s annual report on Form 10-K for the year ended June 30, 2011 and Form 10-Q for the quarters ended September 30, 2011 and December 31, 2011 filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), the Company also discloses return on invested capital (“ROIC”), a non-GAAP measure. Management uses ROIC as a performance measurement because it believes that this metric best balances the Company’s operating results with its asset and liability management. It excludes the results of capitalization decisions, is easily computed and understood, and drives changes in shareholder value. In addition, the Company’s Board of Directors uses this non-GAAP measure in evaluating management performance and setting management compensation. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial information to GAAP is set forth in a following table.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ:SCSC) is the leading international distributor of specialty technology products, consisting of seven sales units in North America, Latin America and Europe. ScanSource POS and Barcoding in North America, Latin America and Europe delivers AIDC and POS solutions; Catalyst Telecom in the U.S. and ScanSource Communications in North America and

ScanSource Reports Results For Third Quarter 2012

Europe provide voice, video and converged communications equipment; and ScanSource Security in North America offers physical security solutions. Founded in 1992, the company ranks #839 on the Fortune 1000. For more information, call the toll-free sales telephone number at 800.944.2432 or visit www.scansourceinc.com.

ScanSource Reports Results For Third Quarter 2012

ScanSource, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)

	March 31, 2012	June 30, 2011*
Assets
Current assets:
Cash and cash equivalents	$34,295	$28,747
Accounts receivable, less allowance of	445,206	462,102
$26,791 at March 31, 2012
$26,562 at June 30, 2011
Inventories	501,980	467,350
Prepaid expenses and other assets	35,460	35,421
Deferred income taxes	16,731	15,894

Total current assets	1,033,672	1,009,514

Property and equipment, net	46,332	36,819
Goodwill	56,363	59,090
Other assets, including identifiable intangible assets	71,174	76,765

Total assets	$1,207,541	$1,182,188

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term borrowings	$—	$3,164
Current portion of contingent consideration	5,061	2,398
Accounts payable	397,163	406,453
Accrued expenses and other liabilities	62,321	60,157
Income taxes payable	1,341	5,175

Total current liabilities	465,886	477,347

Long-term debt	5,429	30,429
Borrowings under revolving credit facility	41,491	26,513
Long-term portion of contingent consideration	14,678	21,396
Other long-term liabilities	37,607	39,109

Total liabilities	565,091	594,794

Shareholders’ equity:
Common stock	137,348	123,608
Retained earnings	514,659	460,157
Accumulated other comprehensive (income) loss	(9,557)	3,629

Total shareholders’ equity	642,450	587,394

Total liabilities and shareholders’ equity	$1,207,541	$1,182,188

*	June 30, 2011 results are derived from audited consolidated financial statements.

ScanSource Reports Results For Third Quarter 2012

ScanSource, Inc. and Subsidiaries

Condensed Consolidated Income Statements (Unaudited)

(in thousands, except per share information)

	Quarter ended March 31,		Nine months ended March 31,
	2012	2011	2012	2011

Net sales	$707,883	$613,466	$2,260,827	$1,931,641
Cost of goods sold	638,615	547,637	2,032,630	1,731,704

Gross profit	69,268	65,829	228,197	199,937

Operating expenses:
Selling, general and administrative expenses	46,711	40,349	141,753	116,071
Change in fair value of contingent consideration	1,072	—	1,244	—

Operating income	21,485	25,480	85,200	83,866

Other expense (income):
Interest expense	254	429	1,490	1,182
Interest income	(780)	(313)	(2,233)	(918)
Other, net	206	300	3,363	492

Income before income taxes	21,805	25,064	82,580	83,110
Provision for income taxes	7,049	8,530	28,077	29,248

Net income	$14,756	$16,534	$54,503	$53,862

Per share data:
Net income per common share, basic	$0.54	$0.61	$2.00	$2.01

Weighted-average shares outstanding, basic	27,489	26,938	27,290	26,811

Net income per common share, diluted	$0.53	$0.60	$1.97	$1.98

Weighted-average shares outstanding, diluted	27,926	27,413	27,709	27,182

ScanSource Reports Results For Third Quarter 2012

ScanSource, Inc. and Subsidiaries

Supplementary Information (Unaudited)

(in thousands)

Net Sales by Geographic Segment:	Quarter ended March 31,
	2012	2011	% Change

North American (a)	$529,845	$462,047	14.7%
International	178,038	151,419	17.6%

Consolidated	$707,883	613,466	15.4%

	Nine months ended March 31,
	2012	2011	% Change

North American (a)	$1,666,240	$1,479,247	12.6%
International	594,587	452,394	31.4%

Consolidated	$2,260,827	$1,931,641	17.0%

Non-GAAP Financial Information:	Quarter ended March 31,
	2012	2011
Return on invested capital (ROIC), annualized (b)	13.5%	18.2%

Reconciliation of EBITDA to Net Income
Net income - GAAP	$14,756	$16,534
Plus: Income taxes	7,049	8,530
Plus: Interest expense	254	429
Plus: Depreciation and amortization	2,754	1,395

EBITDA (numerator for ROIC)	$24,813	$26,888

Invested Capital Calculation
Equity - beginning of the quarter	$616,103	$535,649
Equity - end of quarter	642,450	562,072

Average equity	629,277	548,861
Average funded debt (c)	111,247	51,129

Invested capital (denominator for ROIC)	$740,524	$599,990

Notes:

(a)	Includes the United States and Canada
(b)	Calculated as net income plus income taxes, interest expense, depreciation and amortization (EBITDA), annualized and divided by invested capital
(c)	Daily average interest-bearing debt